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                                                                   Exhibit 10.23


                           MASTER SEPARATION AGREEMENT

                                     BETWEEN

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                       AND

                               NAVTEQ CORPORATION

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
ARTICLE I DEFINITIONS                                                                      2

Section 1.1.  Definition...................................................................2
Section 1.2.  Other Definitional Provisions................................................5

ARTICLE II SEPARATION                                                                      5

Section 2.1.  Separation Date..............................................................5
Section 2.2.  Programs and Services........................................................5

ARTICLE III CONDITIONS TO CLOSING                                                          7

Section 3.1.  Conditions to Obligations of the Parties.....................................7
Section 3.2.  Conditions to Obligations of Royal Philips...................................7
Section 3.3.  Conditions to Obligations of NAVTEQ..........................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES                                                  8

Section 4.1.  Authority Relative to this Agreement.........................................8
Section 4.2.  No Conflicts.................................................................8

ARTICLE V COVENANTS AND OTHER MATTERS                                                      9

Section 5.1.  Other Agreements.............................................................9
Section 5.2.  Agreement to Provide Information.............................................9
Section 5.3.  Auditors and Audits; Annual and Quarterly Statements and Accounting.........11

ARTICLE VI MISCELLANEOUS                                                                  13

Section 6.1.  Entire Agreement............................................................13
Section 6.2.  Governing Law...............................................................13
Section 6.3.  Termination.................................................................13
Section 6.4.  Notices.....................................................................13
Section 6.5.  Counterparts................................................................14
Section 6.6.  Binding Effect; Assignment; Third-Party Beneficiaries.......................14
Section 6.7.  Confidentiality.............................................................14
Section 6.8.  Severability................................................................15
Section 6.9.  Failure or Indulgence Not Waiver; Remedies Cumulative.......................15
Section 6.10. Fees........................................................................15
Section 6.11. Interpretation..............................................................15
Section 6.12. Conflicting Agreements......................................................15

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                           MASTER SEPARATION AGREEMENT

          THIS MASTER SEPARATION AGREEMENT (this "AGREEMENT") is entered into as of July ___, 2004, by and between Koninklijke Philips Electronics N.V., a Netherlands corporation ("ROYAL PHILIPS"), and NAVTEQ Corporation, a Delaware corporation ("NAVTEQ").

                                    RECITALS

          WHEREAS, pursuant to the Registration Rights Agreement (the "RIGHTS AGREEMENT"), dated as of March 29, 2001, by and between NAVTEQ and Philips Consumer Electronic Services B.V., a Netherlands corporation and wholly-owned subsidiary of Royal Philips ("PHILIPS B.V."), NAVTEQ granted to Philips B.V. certain rights to require NAVTEQ to register certain of its common stock, par value $0.001 per share (the "COMMON STOCK"), with the Securities and Exchange Commission (the "COMMISSION");

          WHEREAS, on April 16, 2004, Philips B.V. exercised such registration rights, and on April 20, 2004, NAVTEQ filed a registration statement on Form S-1 (Registration No. 333-114637) (the "REGISTRATION STATEMENT") for the initial public offering of such Common Stock (the "IPO");

          WHEREAS, it is anticipated that the Registration Statement will be declared effective on or about August 5, 2004;

          WHEREAS, the Selling Shareholders, NAVTEQ and the Underwriters will enter into an underwriting agreement with respect to the IPO (the "PURCHASE AGREEMENT");

          WHEREAS, upon the consummation and closing of the IPO (the "IPO CLOSING"), Philips B.V. will beneficially own (within the meaning of Rule 13d-3 under the Exchange Act Regulations) shares of NAVTEQ Common Stock representing less than a majority of the voting power of all of the outstanding shares of NAVTEQ Common Stock; and

          WHEREAS, the Parties have determined that it would be appropriate and desirable to set forth in this Agreement the manner in which certain agreements and understandings between the Parties will be addressed following the IPO Closing (the "SEPARATION");

          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the Parties hereto agree as follows:

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                                    ARTICLE I
                                   DEFINITIONS

          Section 1.1. DEFINITION. Unless the context shall otherwise require, or unless otherwise defined herein, capitalized terms used herein shall have the meanings specified below (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Any term defined below by reference to any other agreement shall have the meaning specified in such other agreement whether or not such agreement is in effect:

          "ACTION" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          "AFFILIATE" means, with respect to any specified Person, a Person that controls, is controlled by, or is under common control with such specified Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise. For purposes of this Agreement, no member of the Philips Group shall be deemed to be an "Affiliate" of any member of the NAVTEQ Group.

          "APPLICABLE REGULATORY REQUIREMENTS" has the meaning set forth in
Section 5.2(a) hereof.

          "COMMISSION" has the meaning set forth in the Recitals hereof.

          "COMMON STOCK" has the meaning set forth in the Recitals hereof.

          "CONSOLIDATED PERIOD" means any financial reporting period for which NAVTEQ's financial results are consolidated with Royal Philips' consolidated financial results.

          "EQUITY PERIOD" means any financial reporting period for which Royal Philips accounts or reasonably expects to account for NAVTEQ using the equity method.

          "EXCHANGE ACT REGULATIONS" means the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended.

          "GOVERNMENTAL APPROVALS" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official

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or other regulatory, administrative or governmental authority or stock exchange official or authority.

          "IFRS" has the meaning set forth in Section 5.2(c) hereof.

          "INFORMATION" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

          "IPO" has the meaning set forth in the Recitals hereof.

          "IPO CLOSING" has the meaning set forth in the Recitals hereof.

          "NAVTEQ" has the meaning set forth in the preamble hereof.

          "NAVTEQ AUDITORS" has the meaning set forth in Section 5.3(a) hereof.

          "NAVTEQ B.V." means NAVTEQ B.V., a Netherlands corporation and wholly-owned subsidiary of NAVTEQ.

          "NAVTEQ GROUP" means NAVTEQ and each Subsidiary and Affiliate of NAVTEQ (other than Royal Philips or Philips B.V.).

          "NAVTEQ N.A." means NAVTEQ North America, LLC, a Delaware organization and wholly-owned subsidiary of NAVTEQ.

          "OTHER AGREEMENTS" means (a) the Patent License Agreement, dated January 1, 2004, by and between Royal Philips and NAVTEQ, and the First Amendment thereto, dated March 12, 2004, (b) the Swap Agreement, dated April 22, 2003, by and between Royal Philips and NAVTEQ, and (c) the Rights Agreement.

          "PARTY" means either Royal Philips or NAVTEQ, or, if used in the plural, both thereof.

          "PENAC" means Philips Electronics North America Corporation, a Delaware corporation.

          "PHILIPS B.V." has the meaning set forth in the Recitals hereof.

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          "PHILIPS FINANCE MANUAL" means the finance manual adopted by Royal
Philips and in effect as of the Separation Date, and as may be amended from time to time.

          "PHILIPS GROUP" means Royal Philips and each Subsidiary and Affiliate of Royal Philips (other than any member of the NAVTEQ Group).

          "PHILIPS INSURANCE" has the meaning set forth in Section 2.2(a) hereof.

          "PHILIPS INTERNATIONAL" means Philips International B.V., a Netherlands corporation.

          "PHILIPS-RELATED SERVICES" means those services provided by any member of the Philips Group to any member of the NAVTEQ Group, including, software related consulting services, treasury services and tax consulting services.

          "PHILIPS' POLICY ON AUDITORS INDEPENDENCE" means the policy regarding auditors independence adopted by Royal Philips and in effect as of the Separation Date, and as may be amended by Royal Philips from time to time.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PURCHASE AGREEMENT" has the meaning set forth in the Recitals hereof.

          "REGISTRATION STATEMENT" has the meaning set forth in the Recitals hereof.

          "REPORTING PERIOD" means any Consolidated Period or any Equity Period.

          "RIGHTS AGREEMENT" has the meaning set forth in the Recitals hereof.

          "ROYAL PHILIPS" has the meaning set forth in the preamble hereof.

          "ROYAL PHILIPS AUDITORS" has the meaning set forth in Section 5.3(a) hereof.

          "SELLING SHAREHOLDERS" has the meaning set forth in the Purchase Agreement.

          "SEPARATION" has the meaning set forth in the Recitals hereof.

          "SEPARATION DATE" has the meaning set forth in Section 2.1 hereof.

          "SUBSIDIARY" means, with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity

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interest entitled to vote on the election of the members of the board of directors or similar governing body. For purposes of this Agreement, no member of the NAVTEQ Group shall be deemed to be a "Subsidiary" of any member of the Philips Group.

          "THIRD PARTY PROGRAMS" means those transactions, agreements or understandings for the purchase of various goods and services, including parcel services, fleet services to lease cars, travel arrangements, computer peripherals and software, by NAVTEQ from a third party at a price less than the standard price, which such reduced price is as a result of Royal Philips' relationship with such third party.

          "UNDERWRITERS" has the meaning set forth in the Purchase Agreement.

          "U.S. GAAP" has the meaning set forth in Section 5.2(c) hereof.

          Section 1.2. OTHER DEFINITIONAL PROVISIONS. The words "hereof", "hereto", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; and references to any Article, Section, Exhibit or Schedule are references to Articles, Sections, Exhibits or Schedules in or to this Agreement unless otherwise specified.

                                   ARTICLE II

                                   SEPARATION

          Section 2.1. SEPARATION DATE. Unless otherwise provided in this Agreement or in any agreement to be executed in connection with this Agreement, the effective time and date of each undertaking or agreement in connection with the Separation shall be as of 12:01 a.m., Eastern Time, on the date of the IPO Closing (the "SEPARATION DATE").

          Section 2.2. PROGRAMS AND SERVICES. Each of Royal Philips, on behalf of itself and each other member of the Philips Group, as applicable, and NAVTEQ, on behalf of itself and each other member of the NAVTEQ Group, as applicable, hereby agrees that on the Separation Date:

          (a) INSURANCE. NAVTEQ and each of its Subsidiaries and Affiliates, including each director and officer thereof, shall cease to be covered under any insurance policy or other insurance arrangements provided or procured by any member of the Philips Group ("PHILIPS INSURANCE"); and NAVTEQ shall ensure that appropriate policies and coverage are in full force and effect as of the Separation Date to replace those policies and arrangements previously provided or procured by the Philips Group, including with respect to directors and officers liability insurance, in respect of events, actions or circumstances prior to the Separation Date. Each of NAVTEQ and Royal Philips agrees to discuss whether any amounts shall be refunded to NAVTEQ by Royal Philips in connection with the termination of such insurance policies and arrangements;

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PROVIDED that Royal Philips shall have no obligation to so agree to refund any amounts to NAVTEQ by virtue of this sentence.

          (b) PHILIPS-RELATED SERVICES. Any and all Philips-Related Services then being provided by any member of the Philips Group to any member of the NAVTEQ Group shall promptly cease, the arrangements related to the providing of such Philips-Related Services shall terminate, and each party thereto shall have no further liability or obligations relating to such arrangements, except for the payment of any amounts owing to the Philips Group in respect of those services and for such confidentiality provisions as exist at the time of such termination, PROVIDED, HOWEVER, that the Philips Group shall continue to provide the tax services being provided as of the Separation Date relating to the 2003 Netherlands tax return for NAVTEQ B.V. until completion of such tax return for filing.

          (c) THIRD PARTY PROGRAMS. Participation by NAVTEQ and each of its Subsidiaries and Affiliates, as applicable, in the Third Party Programs then in place shall continue if and to the extent permitted in such Third Party Program; PROVIDED, that on December 31, 2004, unless the Parties otherwise agree, to the extent NAVTEQ or any of its Subsidiaries or Affiliates is participating in any Third Party Program, such participation by NAVTEQ or any Subsidiary or Affiliate, as the case may be, shall immediately cease and such Third Party Program shall terminate. For the avoidance of doubt, NAVTEQ hereby acknowledges and agrees that, as of and from the Separation Date, neither Royal Philips nor any member of the Philips Group shall have any obligations or liabilities under, with respect to or in connection with any Third Party Program or any arrangements related to the provision of any Third Party Program to NAVTEQ or any of its Subsidiaries and Affiliates, whether prior to, as of or following the Separation Date and NAVTEQ hereby agrees to release Royal Philips and any member of the Philips Group from any and all claims by any member of the NAVTEQ Group (other than any claim made in connection with the immediately succeeding sentence) and to indemnify each member of the Philips Group against any and all claims arising in connection with the participation by any member of the NAVTEQ Group in such Third Party Programs. To the extent NAVTEQ has prepaid any fees to any member of the Philips Group for participation in any Third Party Program(s) in any period, such member of the Philips Group shall refund, or shall cause to be refunded, to NAVTEQ an amount equal to (x) such prepaid fees (less any amounts any member of the Philips Group has paid to a third party in respect of NAVTEQ's participation in such programs for which such party does not reimburse such member of the Philips Group) multiplied by (y) a fraction, the numerator of which is the number of days remaining in such period as of the termination date of such Third Party Program, and the denominator of which is the total number of days in such period. To the extent any member of the Philips Group has prepaid amounts on behalf of the NAVTEQ Group in connection with any Third Party Program and such amounts have not been reimbursed by NAVTEQ to such member of the Philips Group by the Separation Date, then NAVTEQ shall pay such amounts to the applicable member of the Philips Group.

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                                   ARTICLE III

                              CONDITIONS TO CLOSING

          Section 3.1. CONDITIONS TO OBLIGATIONS OF THE PARTIES. The obligations of each of the Parties hereto to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the IPO Closing, of each of the following conditions:

          (a) the Purchase Agreement shall have been executed and delivered by each of the parties thereto and all of the conditions precedent thereunder shall have been satisfied or waived by the applicable party;

          (b) the Common Stock shall have been delivered by the Selling Shareholders to the Underwriters as provided in the Purchase Agreement, and

          (c) no Action shall have been commenced by any Governmental Authority, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of either Royal Philips or NAVTEQ, is likely to render it impossible or unlawful to consummate such transactions.

          Section 3.2. CONDITIONS TO OBLIGATIONS OF ROYAL PHILIPS. The obligations of Royal Philips to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the IPO Closing, of each of the following additional conditions:

          (a) the representations and warranties of NAVTEQ contained in this Agreement shall be true and correct, as of the date hereof and as of the Separation Date, with the same force and effect as if made as of the Separation Date; and

          (b) the covenants and agreements contained in this Agreement to be complied with by each member of the NAVTEQ Group on or prior to the Separation Date shall have been complied with in all material respects.

          Section 3.3. CONDITIONS TO OBLIGATIONS OF NAVTEQ. The obligations of NAVTEQ to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the IPO Closing, of each of the following additional conditions:

          (a) the representations and warranties of Royal Philips contained in this Agreement shall be true and correct as of the Separation Date, with the same force and effect as if made as of the Separation Date; and

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          (b)  the covenants and agreements contained in this Agreement to be complied with by each member of the Philips Group on or prior to the Separation Date shall have been complied with in all material respects.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Each Party hereto represents and warrants to each other as follows:

          Section 4.1. AUTHORITY RELATIVE TO THIS AGREEMENT. It has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by it and the consummation by it of this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate action and no other corporate proceedings on its part are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          Section 4.2. NO CONFLICTS. The execution and delivery by it of this Agreement do not, and its performance of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or by-laws (or similar constitutive documents) of it or any of its Subsidiaries,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to it or to any of its Subsidiaries is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrances on any of its property or assets or on any of the property or assets of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of its property or assets or any of the property or assets of its Subsidiaries is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement.

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                                    ARTICLE V

                           COVENANTS AND OTHER MATTERS

          Section 5.1. OTHER AGREEMENTS. In addition to the specific agreements, documents and instruments described in this Agreement, Royal Philips and NAVTEQ agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to consummate and make effective the transactions contemplated by this Agreement.

          Section 5.2.  AGREEMENT TO PROVIDE INFORMATION.

          (a) PROVISION OF INFORMATION. NAVTEQ agrees to provide, or cause to be provided, to Royal Philips or its designee(s), as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of any member of the NAVTEQ Group that Royal Philips reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on any member of the Philips Group (including under applicable securities or tax laws or stock exchange rules) by a Governmental Authority having jurisdiction over such member ("APPLICABLE REGULATORY REQUIREMENTS") or (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements; PROVIDED, HOWEVER, that in the event that NAVTEQ determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

          (b) DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS OVER FINANCIAL REPORTING. During any Reporting Period, NAVTEQ shall maintain, at its own cost and expense, systems of internal disclosure controls and procedures and internal controls over financial reporting sufficient to enable Royal Philips to satisfy its reporting, accounting, audit and other obligations (including, without limitation, under the Sarbanes Oxley Act of 2002 and the rules and regulations thereunder) and to provide reasonable assurance of the adequacy of such controls and procedures to Royal Philips on an annual basis in such form and detail as shall enable Royal Philips to satisfy such obligations, including to the effect that (i) records are maintained that in reasonable detail accurately and fairly reflect transactions and dispositions of assets; (ii) transactions are executed in accordance with management's general or specific authorizations; (iii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iv) access to assets is permitted only in accordance with management's general or specific authorization; and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. In respect of any Equity Period, notwithstanding anything else to the

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contrary in this Section 5.2(b), this Section 5.2(b) shall impose no additional obligations upon NAVTEQ to maintain internal disclosure controls and procedures and internal controls over financial reporting beyond those that are applicable to NAVTEQ independent of its relationship with Royal Philips.

          (c) PHILIPS' COMPLIANCE MATTERS. (i) For any Consolidated Period, NAVTEQ shall (A) satisfy all reporting obligations (at the time and in the manner specified therein) required pursuant to the Philips Finance Manual; and
(B) fully comply with generally accepted accounting principles in the United States ("U.S. GAAP") and, to the extent necessary to enable Royal Philips to comply with the requirements of the International Financial Reporting Standards ("IFRS") applicable to the Philips Group, respond to requests from Royal Philips for supplemental Information as soon as reasonably practicable but in any event no later than the timeframe for which NAVTEQ must comply with requirements relating to U.S. GAAP pursuant to the Philips Finance Manual.

               (ii) For any Equity Period, NAVTEQ shall prepare its financial statements in accordance with U.S. GAAP, and include a reconciliation of NAVTEQ's net income and shareholders' equity to IFRS in such detail as is necessary in order for Royal Philips to satisfy the Applicable Regulatory Requirements.

          (d) OWNERSHIP OF INFORMATION. Any Information owned by NAVTEQ that is provided to Royal Philips pursuant to this Section 5.2 shall be deemed to remain the property of NAVTEQ. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in respect of any such Information.

          (e) RECORD RETENTION. To facilitate the possible delivery of Information pursuant to this Section 5.2 and other provisions of this Agreement after the Separation Date, NAVTEQ agrees to use its reasonable commercial efforts to retain all Information in its possession or control on the Separation Date substantially in accordance with NAVTEQ's policies as in effect on the Separation Date and as may be reasonably amended from time to time; PROVIDED, that such policies, as amended, are consistent with those practices customarily adopted and implemented by listed U.S. public companies.

          (f) OTHER AGREEMENTS PROVIDING FOR DELIVERY OF INFORMATION. The rights and obligations granted under this Section 5.2 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement.

          (g) PRODUCTION OF WITNESSES; RECORDS; COOPERATION. NAVTEQ shall use its reasonable commercial efforts to make available to Royal Philips, upon written request, the former, current and future officers, employees, other personnel and agents of NAVTEQ as witnesses and any books, records or other documents within its control or

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which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, regulatory, administrative or other proceeding in which Royal Philips may from time to time be involved, regardless of whether such legal, regulatory, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. Royal Philips shall bear all costs and expenses in connection therewith.

          Section 5.3. AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS AND ACCOUNTING.

          (a) AUDITORS. Unless Royal Philips otherwise consents (such consent not to be unreasonably withheld), for any Reporting Period, NAVTEQ shall select to audit its financial statements and serve as its independent certified public accountants (the "NAVTEQ AUDITORS") for purposes of providing an opinion with respect to its consolidated financial statements the same accounting firm as is selected by Royal Philips to audit its consolidated financial statements and to serve as its independent certified public accountants ("ROYAL PHILIPS AUDITORS") for purposes of providing an opinion with respect to its consolidated financial statements; PROVIDED, HOWEVER, that, for any Equity Period, NAVTEQ shall have the right to select a different accounting firm to the extent the audit committee of NAVTEQ determines that it would be in NAVTEQ's best interests to select a different accounting firm. During any Reporting Period, NAVTEQ covenants to cause the NAVTEQ Auditors to comply with the applicable terms and conditions of the Philips' Policy on Auditors Independence with respect to Royal Philips or the Philips Group.

          (b) ANNUAL AND QUARTERLY FINANCIAL STATEMENTS. NAVTEQ shall provide, and shall cause the NAVTEQ Auditors to provide, to Royal Philips on a timely basis all Information that Royal Philips requires to meet its schedule for the preparation, printing, filing, and public dissemination of each of Royal Philips' annual and quarterly financial statements that include a Reporting Period. Without limiting the generality of the foregoing, NAVTEQ will provide all required financial Information with respect to NAVTEQ and its Subsidiaries to the NAVTEQ Auditors in a sufficient and reasonable time and in sufficient detail to permit the NAVTEQ Auditors to take all steps and perform all reviews necessary, and NAVTEQ shall provide sufficient assistance to the Royal Philips Auditors, with respect to Information to be included or contained in each of Royal Philips' annual and quarterly financial statements that includes a Reporting Period. NAVTEQ shall use its reasonable commercial efforts to make its quarterly and annual results announcements no later than the time at which Royal Philips shall make its corresponding quarterly and annual results announcements; PROVIDED, HOWEVER, that NAVTEQ shall not be required to incur any additional costs or expenses (including any costs or expenses associated with any additional staffing) in connection with such efforts.

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          (c)  IDENTITY OF PERSONNEL PERFORMING THE ANNUAL AUDIT AND QUARTERLY
REVIEWS. NAVTEQ shall authorize the NAVTEQ Auditors to make available to the Royal Philips Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of NAVTEQ's financial statements and work papers related to the annual audits and quarterly reviews of NAVTEQ, in all cases within a reasonable time prior to the NAVTEQ Auditors' opinion date or report date, as the case may be, so that the Royal Philips Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the NAVTEQ Auditors as it relates to the Royal Philips Auditors' report on Royal Philips' financial statements, all within sufficient time to enable Royal Philips to meet its timetable for the printing, filing and public dissemination of each of Royal Philips' annual and quarterly statements that includes a Reporting Period.

          (d) CHANGES TO FINANCIAL RESULTS AND IN ACCOUNTING PRINCIPLES. NAVTEQ shall give Royal Philips as much prior notice as reasonably practical of any proposed determination of, or proposed changes in, its critical accounting estimates or significant accounting principles or any proposed restatement or revision to NAVTEQ's financial statements, if any such change, restatement or revision could affect Royal Philips' reported financial results for any Reporting Period. NAVTEQ will consult with Royal Philips and, if requested by Royal Philips, NAVTEQ will consult with Royal Philips and the Royal Philips Auditors, and permit Royal Philips and the Royal Philips Auditors to consult with the NAVTEQ Auditors, with respect thereto. Without the prior written approval of Royal Philips, NAVTEQ shall not, during any Reporting Period, (a) restate or revise its financial results with respect to prior Reporting Periods, or (b) make any change to any of its accounting principles, in each case if such restatement, revision or change could affect, or could require Royal Philips to restate, revise or change, the financial results reported on Royal Philips' prior financial statements or to be reported on Royal Philips' future financial statements, PROVIDED, HOWEVER, that, (a) if in the opinion of the NAVTEQ Auditors, NAVTEQ's failure to make any such restatement, revision or change would result in NAVTEQ's financial statements failing to be in compliance, in a material respect, with U.S. GAAP or the requirements of the Commission, NAVTEQ may make any such restatement, revision or change after (1) providing Royal Philips with as much prior notice thereof as reasonably practicable and (2) consulting with Royal Philips and the Royal Philips Auditors permitting Royal Philips and the Royal Philips Auditors to consult, for a reasonable period of time, with the NAVTEQ Auditors regarding such proposed restatement, revision or change. NAVTEQ shall not, during any period that is not a Reporting Period, (a) restate or revise its financial results with respect to any Reporting Period, or
(b) make any change to any of its accounting principles, in each case if in the judgment of Royal Philips such restatement, revision or change would require Royal Philips to restate, revise or change the financial results for any Reporting Period reported on Royal Philips' financial statements; PROVIDED, HOWEVER, that, (a) if in the opinion of the NAVTEQ Auditors, NAVTEQ's failure to make any such restatement, revision or change would result in NAVTEQ's financial statements failing to be in compliance, in a material respect, with U.S. GAAP or the requirements of the Commission, NAVTEQ may make any such restatement, revision or change after (1) providing Royal Philips with as much prior notice thereof as reasonably practicable and (2) consulting with Royal Philips and the Royal Philips Auditors permitting Royal Philips and the Royal Philips Auditors to consult, for a reasonable period of time, with the NAVTEQ Auditors regarding such proposed restatement, revision or change.

                                   ARTICLE VI

                                  MISCELLANEOUS

          Section 6.1. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof. For the avoidance of doubt, the Parties hereby confirm that each of the Other Agreements is not, nor is intended to be, in any manner whatsoever, modified, altered, amended or in any other way changed as a result of the execution or performance of this Agreement.

          Section 6.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 6.3. TERMINATION. This Agreement may be terminated at any time prior to the IPO Closing by and in the sole discretion of Royal Philips without the approval or consent of NAVTEQ. This Agreement may be terminated at any time after the Separation Date by the mutual consent of Royal Philips and NAVTEQ. In the event of termination pursuant to this Section 6.3, no Party shall have any liability of any kind to the other Party under this Agreement, including with respect to the termination, except to the extent otherwise agreed by the Parties.

          Section 6.4. NOTICES. All notices and other communications required or permitted to be given by any Party pursuant to the terms of this Agreement shall be in writing to and shall be deemed to have been duly given when delivered in person, by express or overnight mail delivery by a nationally recognized courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested), as follows:

          if to Royal Philips:

          Koninklijke Philips Electronics N.V.
          Rembrandt Tower
          Amstelplein 1
          1096 HA Amsterdam
          The Netherlands
          Attention: General Secretary
          Telephone: (011) 31-20-597-7232

          Facsimile: (011) 31-20-597-7150

          if to NAVTEQ:

          NAVTEQ Corporation
          222 Merchandise Mart, Suite 900
          Chicago, Illinois 60654
          Attention: General Counsel, with a copy to the Chief Financial Officer
          Telephone: (312) 894-7000
          Facsimile: (312) 894-7212

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. All notices and other communication shall be deemed to have been given and received on the date of actual delivery.

          Section 6.5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

          Section 6.6. BINDING EFFECT; ASSIGNMENT; THIRD-PARTY BENEFICIARIES. No Party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement or its rights hereunder, without the prior written consent of the other Party hereto and, except as otherwise permitted hereby, any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the option of the other Party hereto. Without limiting the foregoing, this Agreement shall be binding upon and inure solely to the benefit of each Party hereto, each member of the NAVTEQ Group and each member of the Philips Group and each of its legal representatives and successors and assigns and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 6.7. CONFIDENTIALITY. Royal Philips agrees that the Information provided to it hereunder is confidential and shall be disclosed by it only for purposes of satisfying its legal, regulatory or corporate obligations and not for any other purposes; PROVIDED, HOWEVER, that Royal Philips shall have no obligation to keep confidential any Information which, (i) at the time of disclosure, was in the public domain; (ii) is received by Royal Philips from a third party who did not receive such Information from NAVTEQ under an obligation of confidentiality of which Royals Philips had notice; or
(iii) is compelled to be disclosed by judicial or administrative process or, in the opinion of Royal Philips' counsel, by other requirements of law. Notwithstanding the foregoing, Royal Philips shall be deemed to have satisfied its obligations under this Section 6.7 to the extent it exercises the same care with regard to such Information as it takes to preserve confidentiality of its own similar information.

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          Section 6.8.  SEVERABILITY. If any term or other provision of this
Agreement is determined by a court, administrative agency or arbitrator, by any court or in any binding arbitration, to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

          Section 6.9. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          Section 6.10. FEES. NAVTEQ shall pay any and all fees and expenses charged by the NAVTEQ Auditors in connection with the performance by NAVTEQ of its obligations under Sections 5.2 and 5.3; PROVIDED, HOWEVER, that, subject to prior consultation by NAVTEQ with Royal Philips regarding the fees and expenses described in this proviso, Royal Philips shall pay any fees and expenses of the NAVTEQ Auditors to the extent such fees and expenses are charged either (i) in connection with the reconciliations contemplated by Sections 5.2(c)(i) and (ii), or (ii) solely as a result of a request for Information by Royal Philips and such Information is not otherwise necessary or reasonably necessary in order for NAVTEQ to satisfy its independent reporting obligations or other business purposes.

          Section 6.11. INTERPRETATION. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

          Section 6.12. CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and any Philips-Related Services or other agreement executed in connection herewith, the provisions of this Agreement shall prevail.

          WHEREFORE, the parties have signed this Master Separation Agreement effective as of the date first set forth above.


                                            KONINKLIJKE PHILIPS ELECTRONICS N.V.


                                            By  /s/ E.P. Coutinmo
                                               ---------------------------------
                                               Name:  E.P. Coutinmo
                                               Title: Authorized Signatory


                                            NAVTEQ CORPORATION


                                            By  /s/ Lawrence M. Kaplan
                                               ---------------------------------
                                               Name:  Lawrence M. Kaplan
                                               Title: V.P. & General Counsel